UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  June 3, 2021 (June 3, 2021)

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or other Jurisdiction of Incorporation)

033-90866	25-1615902
(Commission File No.)	(I.R.S. Employer Identification No.)

30 Isabella Street Pittsburgh, Pennsylvania	15212
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)
☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))
☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	WAB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2021, Wabtec Transportation Netherlands B.V. (the “Issuer”), a wholly owned subsidiary of Westinghouse Air Brake Technologies Corporation (“Wabtec”), completed a public offering and sale of €500.0 million aggregate principal amount of the Issuer’s 1.250% Senior Notes due 2027 (the “Notes”), which are fully and unconditionally guaranteed by Wabtec, as guarantor. The offering and sale of the Notes was made pursuant to the Issuer’s and Wabtec’s shelf registration statement on Form S-3 (File No. 333-256296) (the “Registration Statement”), which became effective upon filing with the Securities and Exchange Commission on May 19, 2021.

The Notes were issued pursuant to an indenture, dated as of June 3, 2021 (the “Base Indenture”), between the Issuer, Wabtec and U.S. Bank National Association, as trustee (the “Trustee”), as amended and supplemented by the first supplemental indenture, dated as of June 3, 2021, between the Issuer, Wabtec and the Trustee (the “First Supplemental Indenture” and, together with the Base Indenture, the “Indenture”).

The Notes will bear interest from June 3, 2021, at a rate equal to 1.250% per year, payable annually on December 3 of each year, commencing on December 3, 2021. The Notes will mature on December 3, 2027.

The Issuer may redeem the Notes at any time prior to October 3, 2027, in whole or in part, by paying a “make-whole” premium, as described in the Indenture, plus accrued and unpaid interest to, but not including, the date of redemption. At any time on or after October 3, 2027, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption. In the event of certain changes in law relating to certain tax matters specified in the Indenture, the Issuer may also redeem the Notes, in whole, but not in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but not including, the date of redemption.

If a change of control triggering event (as defined in the Indenture) occurs, the Issuer must make an offer to purchase the Notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to, but not including, the date of repurchase.

The Notes are subject to customary events of default, as set forth in the Indenture.  The Notes are subject to covenants that limit Wabtec’s ability, and the ability of Wabtec’s restricted subsidiaries, to (i) incur, suffer to exist or guarantee any debt secured by certain liens, and (ii) enter into sale and leaseback transactions, in each case, subject to exceptions and qualifications, as set forth in the Indenture.  Subject to certain exceptions, the Indenture contains covenants limiting the Issuer’s and Wabtec’s ability to consolidate or merge with, or convey, transfer or lease substantially all of their assets to, another person (except, in the case of the Issuer, to Wabtec or any other subsidiary of Wabtec).

The Notes are the senior unsecured obligations of the Issuer and rank equally in right of payment with all of the Issuer’s existing and future senior unsecured indebtedness. The Notes will be effectively subordinated to the Issuer’s existing and future secured indebtedness to the extent of the value of any assets securing that indebtedness and effectively subordinated to any existing and future indebtedness and other liabilities, including trade payables, of the Issuer’s subsidiaries.

Wabtec’s guarantee of the Notes is the senior unsecured obligation of Wabtec and ranks equally in right of payment all of Wabtec’s other senior unsecured indebtedness from time to time outstanding. Wabtec’s guarantee of the Notes will be effectively subordinated to Wabtec’s existing and future secured indebtedness to the extent of the value of any assets securing that indebtedness and effectively subordinated to any existing and future indebtedness and other liabilities, including trade payables, of Wabtec’s subsidiaries (other than the Issuer).

The Notes have been approved for admission to the Official List of the Irish Stock Exchange plc, trading as Euronext Dublin, and trading on the Global Exchange Market thereof.

The net proceeds received by the Issuer, after deducting the underwriting discounts and estimated offering expenses payable by the Issuer and Wabtec, were approximately €492.9 million. The Issuer and Wabtec intend to use such net proceeds to finance and/or refinance, in whole or in part, one or more eligible green projects pursuant to Wabtec’s Green Finance Framework.

The foregoing description of the terms of the Notes and the Indenture does not purport to be complete and is qualified in its entirety by reference to the full text of the Notes, the Base Indenture and the First Supplemental Indenture. The Base Indenture and the First Supplemental Indenture are attached hereto as Exhibit 4.1 and Exhibit 4.2, respectively, and are incorporated herein by reference. In connection with the offering of the Notes, Wabtec is filing herewith as Exhibit 5.1 an opinion of counsel relating to the validity of the Notes and the Wabtec guarantee.  Wabtec is also filing a related opinion of counsel herewith as Exhibit 5.2. The foregoing Exhibits 5.1 and 5.2 are being filed for the purpose of incorporating these opinions as exhibits to the Registration Statement and they are also incorporated therein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1
Base Indenture, dated as of June 3, 2021, among Wabtec Transportation Netherlands B.V, as issuer, Westinghouse Air Brake Technologies Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.2
First Supplemental Indenture, dated as of June 3, 2021, among Wabtec Transportation Netherlands B.V, as issuer, Westinghouse Air Brake Technologies Corporation, as guarantor, and U.S. Bank National Association, as trustee.

4.3	Form of 1.250% Notes due 2027 (included in Exhibit 4.2 hereof)

5.1	Opinion of Jones Day

5.2	Opinion of Jones Day

23.1	Consent of Jones Day (included in Exhibit 5.1 hereof)

23.2	Consent of Jones Day (included in Exhibit 5.2 hereof)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Patrick D. Dugan

Patrick D. Dugan
Executive Vice President and Chief Financial Officer

Date: June 3, 2021